                      CONFIDENTIAL TREATMENT REQUESTED
                   UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                           200.83 and 240.24b-2










                                             BATTERY LAMINATE SUPPLY AGREEMENT
- ------------------------------------------------------------------------------














between

HANIL VALENCE CO., LTD.

and

VALENCE TECHNOLOGY B.V.

on

_____________, 1996

                      CONFIDENTIAL TREATMENT REQUESTED

THIS AGREEMENT, entered into as of ___________, 1996 ("Effective Date") by and between Valence Technology B.V. with offices at Hirsch Gebouw, Leidseplein 29, 1017 PS Amsterdam, The Netherlands ("Valence") and Hanil Valence Co., Ltd., with offices at YoJin Tower, 713-6, PungDukChun-Ri, SuJi-Eup, YongIn-Si, KyongGi-Do, Korea ("Hanil Valence Co.").

WHEREAS, Valence has the knowledge, expertise and technology to design, develop, manufacture and sell solid polymer electrolyte batteries and the components thereof, such as battery laminate, and Valence owns or has rights to all patents, trademarks, know-how, technology and other intellectual property necessary to design, manufacture, and sell the laminates that are used in such batteries;

WHEREAS, Hanil Valence Co. desires to obtain battery laminate from Valence.

NOW, THEREFORE, In consideration of the mutual covenants and promises herein set forth, Hanil Valence Co. and Valence agree as follows:

1.DEFINITIONS

1.1 APPLICATIONS shall mean any application into which the Batteries may be incorporated, except for those applications for which Valence has already granted an exclusive license to another party, such as automotive, traction and utility load leveling markets licensed to General Motors, and personalized lighting systems and uninterruptable power supplies licensed to Goldtron Ltd.

1.2 BATTERIES shall mean the advanced rechargeable solid polymer electrolyte batteries manufactured by Hanil Valence Co. utilizing Laminate based on the solid polymer electrolyte technology owned by Valence.

1.3 GOVERNMENT APPROVAL shall mean of this Agreement, and other Transaction Documents, and the parties performance under the Agreement and other Transaction Documents ("Agreements and Performance"), such approval of or confirmation or consent to the Agreements and Performance together with such license, permits, or other permissions reasonably required for the Agreements and Performance, all as the statutes, decrees, regulations, and rules of governmental authority within Korea (collectively "Legal Authority"), may require to be obtain in connection with the Agreements and Performance from such Legal Authority or from political subdivisions thereof. Wherever "Government Approval" is used herein, it shall be interpreted and construed to include the requirement that such approval be in form and substance acceptable to the parties hereto.

1.4 FULLY-LIQUIDATED MANUFACTURING COSTS shall mean the sum of direct material, direct labor and fully absorbed factory overhead based on an annual average cost derived from the current year's operating plan at the relevant range of activity. Fully-absorbed factory overhead includes the [





Specifically excluded from factory overhead costs are [                   ]


                                                                     ]

1.5 LAMINATES shall mean cathode, separator and anode laminates, or films of the Battery, produced exclusively by Valence.

1.6  TERRITORY shall mean Korea.


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
                      CONFIDENTIAL TREATMENT REQUESTED

1.7 TRANSACTION DOCUMENTS shall mean this Agreement, the License and Support Agreement and any other document contemplated in this Agreement or entered into by the parties or between each party and Hanil Telecom Co., Ltd., including the Joint Venture Agreement, in connection with this Agreement.


2.   LAMINATE SUPPLY

2.1  Valence shall sell, to Hanil Valence Co., Laminate at a cost of
Valence's Fully-Liquidated Manufacturing Cost plus [                ].  This
cost may be verified or certified by an accountant nominated by both parties.

2.2 Valence shall sell the Laminate to Hanil Valence Co. according to Valence's standard Terms and Conditions of Sale, attached as the Terms and Conditions of Sale Exhibit. Hanil Valence Co. shall place purchase orders with Valence to purchase Laminate. Preprinted terms on Hanil Valence Co.'s purchase orders and Valence's order acknowledgment forms shall have no effect and shall not be considered part of this Agreement. In the event of any conflict between the Terms and Conditions of Sale Exhibit and this Agreement, the terms of this Agreement shall prevail.

2.3 Hanil Valence Co. may only use Laminate to manufacture Batteries for use in Applications sold in the Territory.

2.4 Hanil Valence Co. shall only design, manufacture, use, sell, and distribute Batteries, using Laminate supplied by Valence, [




                                                                      ]

2.5 Hanil Valence Co. hereby covenants and warrants that it will not design, develop, manufacture Laminate or any replacement or substitute for Laminate. Hanil Valence Co. further warrants that it will not decompose or reverse engineer Laminate. These requirements are subject to change by mutual agreement of the parties.

2.6  Valence shall use its best efforts to supply [             ] Laminates as
required by Hanil Valence Co.


3.   COVENANTS AND WARRANTIES

3.1 The parties each covenants to the other that it shall fully comply with any legislative and regulatory requirements (including any regulations, statutory or otherwise, relating to environmental controls) directly or indirectly applicable to the performance of its obligations hereunder. Because Laminate is in part based on some technology of United States origin, Hanil Valence Co. shall comply with all current and future United States export regulations, including export embargoes and export licensing provisions. Valence shall use its best efforts to notify Hanil Valence Co. of such regulations, and any changes thereto.

3.2 Each party ("Indemnitor") shall, at its own expense, defend any suit that is instituted against the other ("Indemnitee") to the extent such suit alleges that any goods, information, designs, or any part thereof sold hereunder infringe any patent, trademark, copyright, or trade secret. Indemnitor shall not be liable to Indemnitee if such alleged infringement arises from any modification or addition made by anyone other than the Indemnitor, or the use as a part of or in combination with any other devices or parts or from the use to practice any method or process, if there would have been no infringement but for such acts. Indemnitee shall give the Indemnitor immediate notice in writing of any such suit and permits the Indemnitor, through counsel of its choice, to answer the charge of infringement and defend such suit. Indemnitee shall give the Indemnitor all the needed information, assistance and authority, at the Indemnitor's expense, to enable the Indemnitor to

                      CONFIDENTIAL TREATMENT REQUESTED

defend or settle such suit. In the case of a final award of damages in any suit the Indemnitor, shall pay such award, but shall not be responsible for any settlement made without its prior written consent. In the event the use, lease or sale of the goods is enjoined, the Indemnitor may at its own option and expense (i) procure for the Indemnitee the right to use, lease or sell such goods, (ii) replace such goods, (iii) modify such goods, or (iv) remove such goods and refund the aggregate payments made by the Indemnitee, less a reasonable sum for use, damage and obsolescence. THIS ABOVE STATES THE INDEMNITOR'S TOTAL RESPONSIBILITY AND LIABILITY, AND THE INDEMNITEE'S SOLE REMEDY, FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT BY ANY GOODS DELIVERED HEREUNDER OR ANY PART THEREOF. THIS SECTION IS IN LIEU OF AND REPLACES ANY OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT.

3.3 The above indemnity obligation with regard intellectual property rights is the sole and only indemnity obligation owed by each party to the other party under this Agreement.

3.4 The parties acknowledge that other, potentially broader, business opportunities may arise in the future, and either party may raise such opportunities with the other party. In such an event, the parties may mutually agreed to alter this Agreement, if necessary, to pursue such opportunities.

4.   TERMINATION

4.1  A party shall be deemed to have breached or defaulted if:

     4.1.1 any representation, warranty or statement by such party in this Agreement or in any document delivered under this Agreement is not complied with or is or proves to have been incorrect in any material respect when made;

     4.1.2 such party does not perform or comply with any one or more of its material obligations under the Agreement and such party in breach shall fail to rectify that breach within sixty (60) days of written notice of breach being given to that party in the terms of this Section; or

     4.1.4 a winding up or bankruptcy petition is presented, an order is made, an effective resolution passed or legislation enacted for the winding-up other than for the purpose of reconstruction or amalgamation of such party or if a receiver and/or manager is appointed of the undertaking or part thereof of such party; or

     4.1.5 such party is unable to pay its debts as they fall due or stops payment of its debts generally or commences negotiations with its creditors with a view to readjustment or rescheduling of its debts or compounds or enters into any arrangement with or makes any assignment for the benefit of its creditors generally or attempts to do any of the foregoing (except as part of or pursuant to a scheme for reconstruction or amalgamation);

4.2  In the event a party commits a breach or default, as described above in
Section 4.1, the other party hereto shall, without prejudice to any other rights and remedies such party may have, be entitled by notice in writing to the party in breach or default to terminate this Agreement forthwith as against such party.

4.3  [

                                     ]

4.4 The provisions of this Agreement with regard to confidential information and intellectual property rights indemnity shall survive the termination of this Agreement.

4.5 If Hanil Valence Co. does not receive all necessary Government Approvals, including approvals on this Agreement, the License and Support Agreement, the Joint Venture Agreement, and any tax privileges available under the Foreign Capital Inducement Act of Korea, in from the

Korean government within ninety (90) days of the Effective Date of this Agreement, then this Agreement shall immediately be terminated.

4.6 In the event of any termination of the License Support Agreement between the parties or the Joint Venture Agreement between Valence and Hanil Telecom Co., Ltd., for any reason, then this Agreement shall immediately terminate.

5.   TAXES

5.1 Each party hereto shall be responsible for its own taxes, whether present or future including income tax payable in respect of any sum received by it, levies, goods and services tax, value added tax, impost, deductions or withholding imposed, assessed or collected by any political subdivision or taxing authority of any country in respect of this Agreement, any transaction or any documents contemplated herein. In no circumstances shall either party be obliged to gross up the amount of any payment which it is otherwise obliged to make pursuant to this Agreement so as to ensure that the net amount received by the recipient equals that amount which the recipient would have been entitled to receive in the absence of any applicable withholding tax. However, Hanil Valence Co. shall be liable for any value added tax incurred by Valence's delivery of any goods or services to Hanil Valence Co.

5.2 Where Hanil Valence Co. is obliged to withhold any tax or other charge from payments otherwise due by Hanil Valence Co. under this Agreement, Hanil Valence Co. shall promptly forward to Valence the original tax payment certificates evidencing that such withholding taxes or other charges have been paid.

6.   CONFIDENTIALITY AND PUBLIC DISCLOSURE

6.1 "Confidential Information" shall mean that information of either party which is disclosed to the other party ("Recipient") by reason of the parties' relationship hereunder, either directly or indirectly in any written or recorded form, orally, or by drawings or inspection of parts or equipment, and, either in writing and marked as confidential or proprietary, or if oral, reduced to writing similarly marked within thirty (30) days of disclosure.

6.2 Recipient shall receive and use the Confidential Information only for performance of Recipient's obligations hereunder, and will not use Confidential Information for any other purpose, and shall not disclose such Confidential Information to any person or persons who do not need to have knowledge of such Confidential Information in the course of their employment.

6.3 It is expressly understood that Recipient shall not be liable for disclosure of any Confidential Information if the same:

     6.3.1 was in the public domain at the time it was disclosed;

     6.3.2 was known to Recipient at the time of disclosure;

     6.3.3 is disclosed with the prior written approval of the other party hereto;

     6.3.4 is disclosed after five (5) years from the termination of this Agreement;

     6.3.5 was independently developed by Recipient; or

     6.3.6 becomes known to Recipient, on a non-confidential basis, from a source other than the other party hereto, without breach of this Agreement by Recipient.

6.4 Each party hereto shall not except, for Hanil Valence Co., as authorized by the Board of Directors of Hanil Valence Co., or except, for either party, as required by any applicable law or regulation of Korea, the Cayman Islands, the Netherlands or the United States of America, reveal to any person, firm or company any of the trade secrets, secret or confidential operations, processes or dealings or confidential information of Hanil Valence Co. or any information concerning the organization, business, finances, transitions or affairs of Hanil Valence Co. which may come to his knowledge hereunder and shall keep with complete secrecy all trade secrets and other confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to Hanil Valence Co. or its Business or may be likely to do so.

6.5 Valence and Hanil Valence Co. agree that the terms and conditions of this Agreement shall not be disclosed to any other party without the prior written consent of the other, which consent should not be unreasonably withheld. Neither Valence nor Hanil Valence Co. shall publish or use any advertising, sales promotion, press release or publicity matters relating to this Agreement, without the prior written approval of the other, which approval shall not be unreasonably withheld. Notwithstanding the forgoing, either party may make such disclosures and press releases as are necessary to meet its disclosure requirements under the laws, regulation and rules of Korea, the Cayman Islands or the United States of America.

6.6 Hanil Valence Co shall place all its employees and contractors under appropriate confidential and intellectual property rights agreements prior to such persons receiving any confidential information or doing any work for Hanil Valence Co.

7. RELATIONSHIP BETWEEN THE PARTIES
Nothing in this Agreement shall be construed to imply the existence of a partnership between the parties hereto. Valence and Hanil Valence Co. each represent and warrant to the other that they have entered into no contracts, nor are subject to any obligations, which prevent them from entering into and performing this Agreement. It is understood and agreed that Valence and Hanil Valence Co. are, and at all times shall remain, independent contractors. At no time shall either party represent to any third party that it is the agent of the other for any reason whatsoever. Valence and Hanil Valence Co. further covenant that no authorization shall be given to any employee to act for the other party to this Agreement. In no event shall either party at any time have authority to make any contracts or commitments on behalf of or as an agent of the other or otherwise make use of its relationship with the other, without the other's express consent in each instance.

8. LIMITATION OF LIABILITY
In no event shall either party be liable for any indirect, special, incidental or consequential damages resulting from its performance or failure to perform under this Agreement, whether due to a breach of contract, breach of warranty, or such party's negligence. Neither parties' liability hereunder shall exceed the amounts paid hereunder.

9.   GENERAL
9.1 Neither party may assign its rights or obligations under this Agreement without the prior consent of the other, and any purported assignment without such consent shall have no force or effect, except that a party may assign this Agreement incident to the transfer of all or substantially all of its business. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

9.2 No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of that provision or right, nor shall it be deemed to be a waiver of any of the other terms and conditions of this Agreement.

9.3 Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is prevented by any cause beyond its reasonable control. In the event of any such delay the date of delivery or performance hereunder shall be extended by a period equal to the time lost by reason of such delay. In the event Valence's production is curtailed, Valence may allocate its available production, as reasonably equitable, among its various customers.

9.4 The validity, performance and construction of this Agreement shall be governed by the laws of the State of New York, United States (excluding its conflict of laws provisions).

9.5 Each party hereto shall bear its own costs and expenses in respect of the preparation, negotiation, finalize and execution of this Agreement and the other agreements or documents contemplated herein.

9.6 All notices or communications to be given under this Agreement shall be in writing and shall be deemed delivered upon hand delivery, upon acknowledged telex or facsimile communication, or seven (7) days after deposit in the mail, postage prepaid, by certified, registered or first class mail, addressed to the parties at their addresses set forth above.

9.7 In the event that any provision of this Agreement is prohibited by any law governing its construction, performance or enforcement, such provision shall be ineffective to the extent of such prohibition without invalidating thereby any of the remaining provisions of the Agreement.

9.8 The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing which states that it is such a modification, and is signed by an authorized representative of each party hereto. This Agreement shall not be modified, supplemented, qualified, or interpreted by any trade usage or prior course of dealing not made a part of the order by its express terms.

9.9 Section titles used herein are for reference only and shall not be for purposes of interpretation.

9.10 This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.


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

9.11 This Agreement, including exhibits, constitutes the entire Agreement between the parties as to the subject matter hereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, regarding such subject matter, and shall take precedence over any additional or conflicting terms which may be contained in either party's purchase orders or order acknowledgment forms.

ACCEPTED AND AGREED:

VALENCE TECHNOLOGY B.V.                HANIL VALENCE CO., LTD.

By:______________________________      By:________________________________
signature of authorized representative    signature of authorized representative

Melvern Slates
- ---------------------------------      ---------------------------------
printed name                           printed name

Managing Director
- ---------------------------------      ---------------------------------
title                                  title

- ---------------------------------      ---------------------------------
date                                   date

Terms and Conditions of Sale Exhibit

1. ACCEPTANCE
This acknowledgment is an acceptance of the Customer's purchase order only for those goods and services with a Valence scheduled date attached hereto. Acceptance is conditional upon the Customer's consent to the terms and conditions set forth herein which will be in lieu of and replace any and all terms and conditions set forth on Customer's purchase order if they are in conflict with any terms and conditions set forth in this Terms and Conditions of Sale Exhibit, or the Agreement itself. No waiver or amendment of any of the provisions hereof shall be binding on Valence unless made in a writing expressly stating that it is such a waiver or amendment and signed by an authorized representative of Valence.

2. TERMS OF PAYMENT
Unless otherwise stated on the face hereof (or otherwise agreed upon as, for instance, a letter of credit) all payments are due and payable forty-five
(45) days from the date of invoice, and shall be in United States Dollars. All payments shall be made to such address as Valence may request. If all the goods or services covered hereby are not delivered or performed at one time, the Customer shall pay the unit prices considered applicable to the goods delivered or services performed. Each shipment shall be considered a separate and independent transaction. All shipments, deliveries and performance of work covered hereby shall at all times be subject to the credit approval of Valence, and Valence may at any time decline to make any shipments or deliveries, or perform any work, except upon receipt of payment or upon terms and conditions or security arrangement satisfactory to Valence.

3. PRICES
The prices for the goods covered hereby shall be those shown on the face hereof, provided, however, that if such prices are based on the purchase of a particular quantity of goods and Customer fails to purchase such quantity, Valence shall have the right (in addition to any other rights and remedies Valence may have) to collect from Customer the difference between the price paid by Customer for the goods purchased and Valence's standard price for such goods in the quantity purchased by Customer. Unless otherwise stated on the face thereof, the prices for the goods covered hereby do not include costs of special packaging or shipping.

4. TAXES
Unless otherwise stated on the face hereof, the prices for the goods covered hereby do not include customs duties or sales, use, excise, or other similar taxes. The Customer shall pay, in addition to the prices quoted, the amount of any present or future customs duties or sales, use, excise or other similar tax applicable to the sale of goods or performance of services covered by this acknowledgment, or in lieu thereof the Customer shall supply Valence with an appropriate tax exemption certificate.

5. DELIVERY
Delivery shall be F.O.B. Valence's factory. The delivery dates set forth on this acknowledgment are approximate only, and Valence shall not be liable for, nor shall Valence be in breach of its obligations to the Customer because of, any delivery made within a reasonable time before or after the stated delivery date. Valence may, by written notice to Customer, change any delivery date, and such date shall become the agreed upon delivery date unless Customer objects to such date in writing delivered to Valence within ten (10) days of receipt of Valence's notice.

6. INSPECTION AND ACCEPTANCE
All Material ordered by Buyer hereunder shall be subject to inspection and acceptance of Buyer at its facility. Material which fails to conform to the mutually agreed upon specifications and/or descriptions provided or incorporated herein, may be rejected by Buyer and returned to Valence for credit, rebate of purchase price or replacement at Valence's option. Valence shall bear all cost of transportation for the return of all non-conforming Material. Valence shall issue a Return Material Authorization (RMA) number on defective Material that has been dispositioned to be returned to Valence.
 Buyer shall accept Material included in each shipment within thirty (30) days from Buyer's receipt of such shipment. If Buyer fails to notify Valence in writing of its rejection and the reasons therefor within such time period, Buyer will be deemed to have accepted such Material. Valence shall notify Buyer of major process changes (as defined by Valence) incurred by Valence in the manufacturing of Material to be purchased under this Agreement, if such changes affect form, fit, or function of Material. If deemed necessary by Buyer, requalification procedures for said Material may then be required. Valence may implement manufacturing improvements which do not affect form, fit or function of Material. Any such improvements shall be implemented only upon the successful completion of reasonable qualification testing. Additionally, Valence shall determine which of it's qualified manufacturing sites shall be used to manufacture Material. Valence shall have no obligation to notify Buyer of such manufacturing improvements or manufacturing site selection.

7. WARRANTY
Valence warrants that goods delivered hereunder shall be free from defects in material and workmanship under normal use and service for a period of one (1) year from the date of shipment from Valence's facility. If during such one year period: (i) Valence is notified promptly in writing upon discovery of any defect in the goods, including a detailed description of such defect;
(ii) such goods are returned to Valence, F.O.B. Valence's facility; and (iii) Valence's examination of such goods discloses to Valence's satisfaction that such goods are defective and such defects are not caused by accident, abuse, misuse, neglect, alteration, improper installation, repair or alteration by someone other than Valence, improper testing, or use contrary to any instructions issued by

Valence; then within a reasonable time Valence shall (at its sole option) either repair, replace, or credit the Customer for, such goods. Valence shall return any goods repaired or replaced under this warranty to customer transportation prepaid, and reimburse Customer for the transportation charges paid by Customer for such goods. The performance of this warranty does not extend the warranty period for any goods beyond the period applicable to the goods originally delivered. Prior to any return of goods by the Customer pursuant to this Section, the Customer shall afford Valence the opportunity to inspect such goods at the Customer's location at the cost of the default party, or on a cost-sharing basis if no fault is found with either party, and any such goods so inspected shall not be returned to Valence without its prior written consent. The foregoing warranty constitutes Valence's exclusive liability, and the exclusive remedy of the Customer, for any breach of any warranty or other nonconformity of the goods covered by this acknowledgment. THIS WARRANTY IS EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

8. BREACH
Any one of the following acts by Customer shall constitute a breach of Customer's obligation hereunder: (i) failure to make payment for any goods or services from Valence when due; (ii) failure to accept conforming goods or services supplied hereunder; (iii) the return of any goods shipped to Customer hereunder without the prior written consent of Valence; (iv) the filing of a voluntary or involuntary petition in bankruptcy against Customer, the institution of any proceedings in insolvency or bankruptcy (including reorganization) against Customer, the appointment of a trustee or receiver of Customer, or an assignment for the benefit of creditors of Customer; or (v) any other act by Customer in violation of any of the provisions hereof. In the event that Customer breaches in any manner set forth above, Valence may, by written notice to Customer, terminate the order covered hereby, or any part thereof, without any liability whatsoever. Customer shall pay all costs, including reasonable attorney's fees, incurred by Valence in any action brought by Valence to collect payments owing or otherwise enforces its rights hereunder.

9. CUSTOM PRODUCT ORDER CANCELLATION
If an order for any design unique to Customer ("Custom Products") is cancelled, in addition to the actual cost of any buyer specific materials, Customer shall pay the following charges for orders scheduled for delivery within ninety (90) days of Valence's receipt of cancellation notice: (i) for finished laminate at time of receipt of cancellation - full purchase price;
(ii) for partially coated at time of receipt of cancellation - fifty percent of full purchase price; or (iii) for custom current collector material at time of receipt of cancellation - fifty percent of full purchase price.

10. USE IN LIFE SUPPORT APPLICATIONS
Buyer is not authorized to use any goods supplied under this Agreement in any Life Support Application without the express written consent of Valence. Life Support Applications include: (i) a device to be implanted in a human body; or (ii) a system or device which supports or monitors a human life, such that its failure could cause serious injury or death.